Exhibit 99.1

PREMIUM ANNOUNCES RESULTS OF ANNUAL GENERAL AND SPECIAL SHAREHOLDERS’ MEETING OFFICER

Toronto, Ontario, June 4, 2025 – Premium Resources Ltd. (TSXV: PREM) (OTC Pink: PRMLF) (“PREM” or the “Company”) is pleased to report on the results of its Annual General and Special Meeting (the “Meeting”) of shareholders held on Tuesday, June 3, 2025. All proposed resolutions, as described in the notice of meeting and management information circular of the Company dated April 28, 2025, were approved by shareholders.

Shareholders re-elected Paul Martin (Chairman), André van Niekerk, Chris Leavy, James Gowans, Jason LeBlanc, Mark Christensen, Morgan Lekstrom and Norman MacDonald as directors of the Company, each to hold office until the next annual meeting of shareholders or until their successors are elected or appointed. MNP LLP was re-appointed as auditors of the Company for the ensuing year. In addition, shareholders approved: (i) the continuance of the Company from Ontario to British Columbia; (ii) the change of name of the Company; (iii) the consolidation of the Company’s common shares by a ratio on a basis of up to 20:1; and (iv) the Company’s adoption of a new omnibus equity incentive plan.

Following the Meeting, the board of directors appointed Lindsey Le Ho as the Company’s Corporate Secretary. Mrs. Ho had assumed the role effective April 9, 2025, following the resignation of Timothy Moran as Corporate Secretary. Mr. Moran continued to serve as Chief Legal Officer until his resignation following the Meeting.

The Company’s senior leadership team now comprises Morgan Lekstrom (Chief Executive Officer), Peter Rawlins (Senior Vice President & Chief Financial Officer), Brett MacKay (Vice President, Finance), Lindsey Le Ho (Corporate Secretary), and Sharon Taylor (Vice President, Exploration). Sean Whiteford continues as President of Premium Resources International Ltd., the Company’s wholly owned subsidiary that holds its interests in Botswana.

About Premium Resources Ltd.

PREM is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

PREM is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked on over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company’s Selebi and Selkirk mines. PREM’s senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

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For further information about Premium Resources Ltd., please contact:

Morgan Lekstrom

CEO and Director

morganl@premiumresources.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@premiumresources.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to: the proposed completion of the Company’s continuance in British Columbia, name and symbol change, and consolidation of the Company’s common shares at a ratio of up to 20:1, and the timing thereof; and the Company’s plans to develop the Selebi and Selkirk assets. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to: the possibility that the Company will not complete the continuance, name change or consolidation on the timing anticipated or at all; delays in obtaining or failures to obtain required governmental or stock exchange approvals, including the approval of the TSX Venture Exchange; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.com) under the Company’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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